Exhibit 99.2

January 23, 2003

Dear Investors and Analysts,

Please find attached the forward-looking guidance provided during our 4th quarter 2002 earnings conference call.

Sincerely,

Mark Long

Vice President

Investor Relations

Statements in this filing that are not purely historical facts, including statements regarding our beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995.  All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements.  Such risks and uncertainties include, among others, the future level of air travel demand, the Company’s future load factors and yields, the cost and availability of aviation insurance coverage and war risk coverage, the general economic condition of the United States, the price and availability of jet fuel, the possibility of war with Iraq, and the possibility of additional terrorist attacks or the fear of such attacks.  Additional information with respect to the factors and events that could cause differences between forward-looking statements and future actual results is contained in the Company’s Securities and Exchange Commission filings, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2001. We undertake no obligation to update any forward-looking statements to reflect events or circumstances that may arise after the date of this filing.

Capacity (ASMs)	Year-over-year% Q1 03E	Increase/(Decrease) 2003E

Domestic	(1)%	0%
Pacific	13%	1%
Atlantic	5%	0%

System

3

%

0

%

Full year 2003 capacity relative to the year 2000 is expected to be down 10%.

Statistics	Year-over-year% Q1 03E	Increase/(Decrease) 2003E

CASM - Reported

5

%

2

%

CASM excluding fuel

1

%

1

%

Fuel Gallons	1%	(2)%

Fuel Price (excluding taxes)	81 to 83 cents/gallon	75 to 77 cents/gallon

Fuel hedges	Swaps	Collars
1Q03	16% @ $23/bbl	84% between $25 - $31/bbl
2Q03	13% @ $26/bbl	36% between $22 - $29/bbl
3Q03	71% @ $24/bbl	none
4Q03	59% @ $24/bbl	none

Pension Expense	2003	2002

Asset Return assumption

9.5

%

10.5

%

Discount Rate assumption	6.75%	7.5%
P&L Expense	$400 million	$311 million

2003 Pension Contribution Requirements

2002 Plan Year	$223 million
2003 Plan Year	$450 million

•                  Last week, the Department of Labor announced a proposed exemption that would allow Northwest to contribute common stock of our subsidiary Pinnacle Airlines to satisfy contribution requirements to Northwest’s pension plans in years 2003 and 2004.

•                  On January 15th, we contributed approximately 2 million shares of Pinnacle stock to satisfy a required $41 million pension contribution for the plan year 2002.

•                  2003 contribution requirements for plan year 2003 are estimated to be in excess of $450 million and we are pro-actively working with the IRS on securing a waiver to allow amortization over a five-year period.

Fleet

The following fleet guidance includes all firm deliveries and scheduled retirements for the calendar year 2003 and 2004, including changes from our restructuring of our Airbus aircraft orders.

•                  The fleet restructure includes-

•                  The deferral of nine narrow-bodied growth aircraft from 2004 to 2006.

•                  Four A330 aircraft scheduled for delivery in years 2003 to 2005 were deferred to years 2007 and 2008.

•                  Conversion of ten A330-300 deliveries to a smaller, longer-range A330-200.

•                  The original 24 A330-300s are now 14 A330-300s and 10 A330-200s

Aircraft	YE02	2003 Deliveries	2003 Retirements	YE03
B747	34	—	(3)	31
B747-F	12	—	—	12
A330	—	5	—	5
DC10	22	—	(3)	19
B757	63	9	—	72
B727*	13	—	(13)	—
A320	76	2	—	78
A319	57	14	—	71
DC9	167	—	(2)	165
RJ85**	36	—	—	36
CRJ***	51	22	—	73

Total Jet	531	52	(21)	562

*  Includes aircraft leased by the NBA in non-scheduled service

**  Operated and subleased by Mesaba Aviation Inc.

***  95 CRJ aircraft will be operated and subleased by Pinnacle Airlines, Inc.  The balance of the CRJ aircraft has not been committed to any Airlink carrier.

Aircraft	YE02	2004 Deliveries	2004 Retirements	YE04
B747	31	—	(6)	25
B747-F	12	—	—	12
A330	5	7	—	12
DC10	19	—	(3)	16
B757	72	—	—	72
A320	78	—	—	78
A319	71	—	—	71
DC9	165	—	(2)	163
RJ85**	36	—	—	36
CRJ***	73	30	—	103

Total Jet	562	37	(11)	588

*  Includes aircraft leased by the NBA in non-scheduled service

**  Operated and subleased by Mesaba Aviation Inc.

***  95 CRJ aircraft will be operated and subleased by Pinnacle Airlines, Inc.  The balance of the CRJ aircraft has not been committed to any Airlink carrier.

Gross Capital Expenditures

	2003E	2004E

Aircraft

$

1.75 B

$

1.20 B

Including Regional Jets

Non-aircraft	$0.10 B	$0.10 B

Total Cap-X

$

1.85 B

$

1.30 B

Percent of total cap-x currently financed is approximately 85 to 90%